UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2005

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 1, 2005, SuperGen, Inc. (“SuperGen”) and MGI PHARMA, Inc. (“MGI”) announced they received an approvable letter from the U.S. Food and Drug Administration (“FDA”) relating to the New Drug Application for Dacogen™ (decitabine) injection for the treatment of myelodysplastic syndromes (“MDS”). The letter provides that Dacogen injection is approvable pending the FDA’s review of a requested analysis of the transfusion requirements of patients enrolled in the completed phase 3 trial, submission of certain other information, and completion of labeling discussions.

Dacogen is an investigational anti-cancer therapeutic for the treatment of patients with myelodysplastic syndromes.  MGI has exclusive worldwide rights to the development, manufacture, commercialization, and distribution of Dacogen.

On September 1, 2005, SuperGen and MGI issued a press release announcing this event, a copy of which is filed as an exhibit to this report and is incorporated in this report by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

99.1	Press release dated September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  September 2, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 1, 2005.